Exhibit 10.4

Addendum II

to

Quota Share Reinsurance Agreement
(Effective January 1, 2002)

between

COAST NATIONAL INSURANCE COMPANY (“Coast National”)
SECURITY NATIONAL INSURANCE COMPANY (“Security National”)
BRISTOL WEST INSURANCE COMPANY (“Bristol”)
BRISTOL WEST CASUALTY INSURANCE COMPANY (“Bristol”)
(hereinafter called the “Company”)

and

THE PARTICIPANTS SUBSCRIBING TO THE RESPECTIVE
INTERESTS AND LIABILITIES AGREEMENTS TO WHICH THIS AGREEMENT
IS ATTACHED
(hereinafter called the “Reinsurer”)

It is understood and agreed by the parties hereto that effective September 1, 2003 the second paragraph in Article XIV is amended to read as follows:

It is agreed that the Maximum Subject Net Premium for Security National for Underwriting Years 2002, 2003 and 2004, shall equal $50,000,000, $65,000,000 and $80,000,000 respectively unless otherwise agreed to by the Reinsurer.  However, for purposes of determining the Maximum Subject Net Premium for Security National, the Florida “credit business” premium shall not be included.

Nothing herein contained shall alter, vary or extend any provision or condition of this Contract other than as above stated.

In Witness Whereof, the parties hereto have caused this Addendum II to be signed in duplicate by their duly authorized representatives.

Anaheim, California, this day of in the year 2003.

/s/ Alexis S. Oster
Coast National Insurance Company

Davie, Florida, this day of in the year 2003.

/s/ Alexis S. Oster
Security National Insurance Company

Philadelphia, Pennsylvania, this day of in the year 2003.

/s/ Alexis S. Oster
Bristol West Insurance Company

Independence, Ohio, this day of in the year 2003.

/s/ Alexis S. Oster
Bristol West Casualty Insurance Company

New York, New York, this day of in the year 2003.

/s/ Robert J. Coords
National Union Fire Insurance Company of Pittsburgh, PA